NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of August 13, 2009 (“Effective Date”), is entered into by and between American Petro-Hunter, Inc., a Nevada corporation (the “Company”), and John E. Friesen, an individual (the “Purchaser”).

RECITAL

WHEREAS, the Purchaser is willing to acquire from the Company, and the Company is willing to issue to the Purchaser, on the terms and subject to the conditions set forth herein, a (i) Secured Convertible Promissory Note in the aggregate principal amount of $500,000 (the “Note”) on the terms and conditions as set forth in the Note in the form attached hereto as Exhibit A, and (ii) warrant to purchase 1,428,571 shares of common stock of the Company (the “Warrant”) on the terms and conditions set forth in the Warrant in the form attached hereto as Exhibit D.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.       Issuance and Receipt of the Note and Warrant. The Company agrees to issue and deliver the Note and Warrant to the Purchaser upon receipt of funds from the Purchaser.  The issue date of the Note and Warrant shall be such date the Company first receives such funds.

2.       Representations and Warranties of the Company.  The Company represents, and warrants to, the Purchaser as follows:

(a)  Organization and Good Standing: Certificate of Incorporation and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.  The Company is duly qualified to conduct business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions where the properties owned, leased or operated by it are located or where its business is conducted, except where the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the Company’s business, financial condition, results of operations, assets, liabilities or prospects (a “Material Adverse Effect”).

(b)  Corporate Power.  The Company has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement, the Note and Warrant.  This Agreement is and, upon each of their issuance, the Note and Warrant will be, valid and binding obligations of the Company, enforceable in accordance with their terms.

(c)  Authorization.

(i)         Corporate Action.  All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Note, and the performance of the Company’s obligations hereunder and thereunder, has been taken.

(ii)         No Preemptive Rights.  No person has any right of first refusal or any preemptive or similar rights in connection with the issuance of the Note, or the issuance of common stock of the Company upon conversion of the Note (the “Conversion Stock”).

(d)  Noncontravention.  The execution, delivery and performance of and compliance with this Agreement, the Note, the issuance of the Conversion Stock will not result in nor constitute any breach, default or violation of (i) any agreement, contract, lease, license, instrument or commitment (oral or written) to which the Company is a party or is bound or (ii) any law, rule, regulation, statute or order applicable to the Company or its properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, any of which breach, default or violation under clause (i) or (ii), preceding, would have a Material Adverse Effect.

(e)  Consents. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority or other person on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Note, or the offer, or issuance of the Note or the Conversion Stock other than, if required, filings or qualifications under applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

(f)  Offering.  In reliance, in part, on the representations and warranties of the Purchaser in Section 3 hereof, the offer and issuance of the Note in conformity with the terms of this Agreement and the issuance of the Conversion Stock will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended, (the “Securities Act”) or the qualification or registration requirements of any applicable state securities laws.

(g)  Compliance with Laws.  The Company is not (i) subject to the terms or provisions of any material judgment, decree, order, writ or injunction or (ii) in violation of any terms or provisions of any laws, rules, or regulations, except where such violations do not and are not likely to have a Material Adverse Effect.

(h)  Compliance with Corporate Instruments and Laws.  The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws as currently in effect.  The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable and the compliance with which is material to the Company or its assets or business.  All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

(i)   Use of Proceeds.  The Company expects to use the net proceeds received under this Agreement for general working capital purposes and possibly the acquisition of assets and companies. The Company has not reserved or allocated specific amounts for these purposes. Accordingly, the Company’s management will have broad discretion as to the application of such funds.

(j)  Public Filings.

(i)         The Company has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended, during the past twelve months (the “Company SEC Reports”). The Company SEC Reports, each as amended prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ii)         Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with U.S. Generally Accepted Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), complied in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company of the dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments).

3.       Representations and Warranties by the Purchaser. The Purchaser represents, and warrants to, and covenants with, the Company as follows:

(a)  Investment. The Purchaser is acquiring the Note, Warrant and Conversion Stock for the Purchaser’s own account, and not directly or indirectly for the account of any other person.  The Purchaser is acquiring the Note and Conversion Stock for investment and not with a view to distribution or resale thereof except in compliance with Securities Act of 1933, as amended (the “Securities Act”) and any applicable state law regulating securities.

(b)  Registration of Note and Conversion Stock.  The Purchaser must bear the economic risk of investment for an indefinite period of time because the Note, Warrant and Conversion Stock have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act will become available. Transfer of the Note, Warrant and Conversion Stock have not been registered or qualified under any applicable state law regulating securities and therefore the Note, Warrant and Conversion Stock cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

(c)  Accredited Investor. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Note, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Note; and (ii) the Purchaser has had the opportunity to review the risks identified on Annex I, attached hereto.

(d)  Access to Information.  The Purchaser acknowledges that he has had access to the Company SEC Reports.  The Purchaser further acknowledges that the Company has made available to him the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Purchaser has received such information about the business and financial condition of the Company and the terms and conditions of the Agreement as he has requested.  The Purchaser understands that the Note, Warrant and Conversion Stock are speculative investments, which involve a high degree of risk of loss of the Purchaser’s entire investment.  Among others, the undersigned has had the opportunity to review of the risks identified under the caption “Risk Factors” in the Company SEC Reports and Annex I.

(e)  Foreign Matters.  The Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Note, or possession or distribution of offering materials in connection with the issuance of the Note, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in purchasing this Note, Warrant and the Conversion Stock.

(f)  Compliance with Laws.  Purchaser will not use any of the Conversion Stock to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

(g)  Legal and Tax Advice.  The Purchaser understands that nothing in the Company SEC Reports, this Agreement or any other materials presented to the Purchaser in connection with the purchase of the Note, Warrant and Conversion Stock constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Note, Warrant and Conversion Stock.

4.       Redemption Right. Upon the Repayment Date (as defined in the Note), the Company shall have the right to automatically convert any remaining outstanding principal balance and accrued interest under the Note into Conversion Stock at the rate of the Conversion Price (as defined in the Note).

5.       Security Interest and Collateral Assignment.

(a)  Security Interest.  As security interest for the full, prompt, complete, and final payment when due (whether at stated maturity, by acceleration, or otherwise) of the amounts owed under the Note, the Company shall grant to the Purchaser a security interest in all of the Company’s right, title, and interest in, to, and under all of the Company’s assets on the terms and conditions set forth in the form of Security Agreement attached hereto as Exhibit B.

(b)  Collateral Assignment.  The Company agrees to pay and assign up to $7,500 of any royalty fees payable to the Company from the Company’s investment in the Poston Prospect #1 Lutters oil well located in Trego County, Kansas on the terms and conditions set forth in the form of Collateral Assignment of Royalties attached hereto as Exhibit C. Each payment shall be credited first to accrued but unpaid interest and the balance to principal.

6.       Indemnification.

(a)  Company’s Indemnification of Purchaser.  To the extent permitted by law, the Company shall defend, indemnify and hold harmless the Purchaser from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys’ fees resulting from any claim, demand, suit, action or proceeding brought by any third party (“Claims and Liabilities”) with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, or (ii) the breach of any covenant or agreement made by the Company in this Agreement.

(b)  Purchaser’s Indemnification of Company.  To the extent permitted by law, the Purchaser shall defend, indemnify and hold harmless the Company from and against any and all Claims and Liabilities with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Purchaser in this Agreement, or (ii) the breach of any covenant or agreement made by the Purchaser in this Agreement.

(c)  Claims Procedure.  Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Section 6, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith.  The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Section 6 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.  In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense.  In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section 6 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim.  An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

(d)  Exclusive Remedy.  Each of the parties hereto acknowledges and agrees that, from and after the Effective Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 6, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation, willful breach or deceit.

7.       Confidentiality.  The Purchaser represents to the Company that, at all times during the Company’s offering of the Note, the Purchaser has maintained in confidence all non-public information regarding the Company received by the Purchaser from the Company or its agents, and covenants that it will continue to maintain in confidence such information and shall not use such information for any purpose other than to evaluate the purchase of the Note until such information (a) becomes generally publicly available other than through a violation of this provision by the Purchaser or his agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Purchaser shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

8.       Miscellaneous.

(a)  Waivers and Amendments.  Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

(b)  Governing Law.  This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws provisions of the State of Nevada or of any other state.

(c)   Entire Agreement.  This Agreement, together with the Exhibits hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d)  Notices.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three (3) days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties hereto at the address stated on the signature page hereto or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

(e)  Validity.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

(f)  Counterparts.  This Agreement may be executed in any number of counterparts, and a party’s delivery of a signed counterpart by facsimile transmission shall constitute that party’s due execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.

AMERICAN PETRO-HUNTER, INC.

By:	/s/ Robert McIntosh

Name: Robert McIntosh
Title: Chief Executive Officer

Address: 17470 North Pacesetter Way
  Scottsdale, AZ  85255

JOHN E. FRIESEN

By:	/s/ John E. Friesen

Address:

EXHIBIT A
FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

Exhibit A

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

American Petro-Hunter, Inc.

SECURED CONVERTIBLE PROMISSORY NOTE

August 13, 2009	$500,000

American Petro-Hunter, Inc., a Nevada corporation (the “Company”), for value received, promises to pay to the order of John E. Friesen (the “Holder”), the sum of $500,000, or the aggregate unpaid principal balance of all amounts outstanding hereunder, whichever is less (the "Principal"), plus simple interest thereon from the date first set forth above until paid at an annual interest rate equal to eighteen percent (18%) and in accordance with the provisions of Section 2 below.  Any remaining principal and interest hereof will be payable at the principal office of the Company or by mail to the registered address of the Holder on or before August 13, 2010 (the “Repayment Date”) except that no payment will be required to the extent that such principal and interest are or have been paid or converted pursuant to the terms hereof or under the Agreement.

This Note is issued by the Company in connection with that certain Note Purchase Agreement dated as of even date herewith (the “Agreement”).  This Note incorporates by reference all the terms of the Note Purchase Agreement.  The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1 “Company” will mean American Petro-Hunter, Inc. and will include any corporation, partnership, limited liability company or other entity that will succeed to or assume the obligations of the Company under this Note.

1.2 “Holder” will mean any person who will at the time be the registered holder of this Note.

2. Conversion and Payment of Interest

2.1 Any monthly royalty fee payable to the Company from the Company’s twenty five (25%) ownership of working interest in the Poston Prospect #1 Lutters oil well located in Trego County, Kansas will be payable by mail to the registered address of the Holder in an amount equal to the lesser of (i) such royalty fee payable to the Company, or (ii) $7,500. Such payment shall continue until and including the Repayment Date. Any remaining accrued interest shall be payable in arrears on the 1st day after the end of each month, commencing August 1, 2009, and continuing thereafter until and including the Repayment Date, when all accrued but unpaid interest and the unpaid principal balance shall be paid in full. Each payment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

2.2 At any time prior to the Repayment Date, Holder at its option and upon prior written notice to the Company, may convert in whole or in part, the outstanding Principal and accrued but unpaid interest thereon (the “Debt”) into shares of common stock of the Company based on a per share conversion price of the lower of (i) $0.35, or (ii) a twenty five percent (25%) discount to the average closing trading price (as reported by Bloomberg) of a share of Company common stock during the five (5) trading days prior to the conversion date  (the “Conversion Price”); provided, however, the number of shares of Company common stock that may be acquired by Holder upon any conversion of the Debt shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of Company common stock then beneficially owned by Holder and his affiliates and any other persons whose beneficial ownership of Company common stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Company common stock (including for such purpose the shares of Company common stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, Holder may waive such limitation on conversion contained in this Section 2.2 or increase or decrease such limitation percentage to any other percentage as specified in a written notice to the Company.

2.3 In the event of conversion, the Holder will surrender the original copy of this Note for conversion at the principal office of the Company at the time of such closing.  Holder agrees to execute all necessary documents in connection with the conversion of this Note, including a definitive stock purchase agreement.  If upon such conversion of this Note a fraction of a share would result, then the Company will round up to the nearest whole share.

2.4 All rights with respect to such portion of this Note converted pursuant to Section 2.2 shall terminate upon issuance of the corresponding shares of common stock to the Holder.  Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company for cancellation as to that portion of the Note that the Holder elects to convert under Section 2.2 as soon as possible following the conversion of this Note, and the Company shall execute and deliver a new Note upon the same terms and conditions set forth herein, dated the date hereof, evidencing the right of the Holder to the balance of the principal that was not converted (and accrued but unpaid interest thereon, as applicable).

3. Issuance of Consideration on Conversion.  As soon as practicable after conversion of this Note pursuant to Section 2 and receipt of the original Note and related documents, but in not event later than five (5) business days, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of securities to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Note.

4. Adjustment Provisions.  The number and character of shares of common stock issuable upon conversion of this Note and the Conversion Price therefor, are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Conversion Price of this Note and the number of shares of common stock issuable upon conversion of this Note shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of common stock.

4.2 Adjustment for Reorganization, Consolidation, Merger.  In the event (a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders, or (d) the Company issues or otherwise sells securities representing more than 50% of the voting power of the Company in a single or series of related transactions immediately after giving effect to such transaction or series of related transaction (each of such events shall be referred to herein as a “Liquidation Event”), then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of any Liquidation Event shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Liquidation Event if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing entity in a Liquidation Event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Note.

4.3           No Change Necessary.  The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of common stock issuable upon its conversion.

5. Defaults.  Holder may declare the entire unpaid principal and accrued interest on this Note due and payable within five (5) business days, by a notice in writing sent by certified mail to the Company if the Company defaults in the payment of principal of the Note or accrued interest thereon when due and not cured by the Company within thirty (30) days.

6. Prepayment.  At any time prior to the Repayment Date and upon seven (7) days prior written notice, the Company may prepay, in whole or in part, the Debt in full satisfaction and accord of the Company’s obligations under this Note.

7. Secured Note.  The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement attached as Exhibit B to the Agreement.

8. Representations and Acknowledgments of the Holder.  The Holder hereby represents, warrants, acknowledges and agrees that:

8.1 Investment.  The Holder is acquiring this Note and the securities issuable upon conversion of this Note (together, the “Securities”) for the Holder’s own account, and not directly or indirectly for the account of any other person.  The Holder is acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with Securities Act of 1933 (the “Act”) and any applicable state law regulating securities.

8.2 Access to Information.  The Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Holder has had access.

8.3 Pre-Existing Relationship.  The Holder further represents and warrants that the Holder has such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Securities.

8.4 Speculative Investment.  The Holder’s investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Holder’s risk capital means and is not so great in relation to the Holder’s total financial resources as would jeopardize the personal financial needs of the Holder and the Holder’s family in the event such investment were lost in whole or in part.

8.5 Unregistered Securities.

(a) The Holder must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act will become available.

(b) Transfer of the Securities has not been registered or qualified under any applicable state law regulating securities and therefore the Securities cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

8.6 Accredited Investor.  The Holder presently qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Act.

9. Miscellaneous.

9.1 Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

9.2 Restrictions on Transfer.  This Note may only be transferred in compliance with applicable state and federal laws.  All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

9.3 Company Representation.  The Company represents to the Holder that the Company is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Nevada and has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted; all corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Note have been taken; this Note constitutes a legally binding and valid obligation of the Company enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

9.4 No Assignment.  Holder may not transfer or assign all or any part of this Note except upon prior written notice to the Company and with the Company’s prior written consent, which consent shall not be unreasonably withheld; except that Holder may transfer this Note or part thereof either during his lifetime or on death by will or intestacy to his immediate family or to a trust, the beneficiaries of which are exclusively Holder and/or a member or members of his immediate family, or to a family-owned corporation.

9.5 Governing Law.  This Note will be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly to be performed in Nevada.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

American Petro-Hunter, Inc. a Nevada corporation

By:	/s/ Robert McIntosh
Robert McIntosh Chief Executive Officer

Agreed and Accepted by the Holder:

/s/ John E. Friesen
John E. Friesen

Exhibit B

EXHIBIT B
FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of August 13, 2009 (“Effective Date”) by and between John E. Friesen (the “Secured Party”) and American Petro-Hunter, Inc., a Nevada corporation (the “Company”).

RECITAL

A.           Pursuant to that certain Note Purchase Agreement dated as of the Effective Date (“Purchase Agreement”), Company and Secured Party entered into a Secured Convertible Promissory Note dated as of the Effective Date (the “Note”) evidencing the Company’s obligation to repay the Secured Party certain funds on the terms and conditions set forth in the Note.

B.           The parties have agreed that the Company’s obligations under such Note will be secured by the Company’s grant to the Secured Party of a security interest in and to certain Collateral (as defined below), pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. SECURITY.

1.1 Grant of Security Interest.  As security for the prompt and punctual payment and performance of all Indebtedness (as defined below) of the Company to the Secured Party when and as due under the Note, the Company hereby grants to the Secured Party a security interest in the Collateral (as defined below).  For purposes of this Agreement, “Indebtedness” means all obligations and liabilities of the Company to the Secured Party under (i) the Note, and (ii) this Agreement.

1.2 Collateral Defined.  As used in this Agreement, the term “Collateral” means, (i) collectively, any and all of the “accounts,” “chattel paper,” “contracts,” “documents,” “equipment,” “fixtures,” “general intangibles” (including, without limitation, all intellectual property of the Company), “goods,” “investment property,” “instruments,” and “inventory” (as such terms are defined in the Uniform Commercial Code in effect on the Effective Date), and all other assets and personal property held in the Company’s name, whether now owned by the Company or hereafter acquired, and all proceeds and products thereof and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing; and (ii) all of the royalty fees payable to the Company from the Company’s investment in the Poston Prospect #1 Lutters oil well located in Kansas in an amount not to exceed $7,500 per month; provided that any royalty fees in excess of $7,500 per month shall be payable to the Company.

1.3 Secured Party Rights.  Secured Party is hereby authorized to file one of more UCC-1 Financing Statements with the Secretary of State of the State of Nevada evidencing and providing notice of the security interest granted pursuant to this Agreement in the Collateral.

1.4 Release of Collateral.  Upon the full and final discharge of all of the Indebtedness, the Secured Party will execute and deliver such documents as may be reasonably necessary and requested by the Company to release the Collateral from the security interest granted to the Secured Party in this Agreement.

1.5 Termination.  When all the Indebtedness has been paid in full and discharged, this Agreement and the security interest granted to the Secured Party hereunder will terminate and a UCC-3 Termination Statement shall be filed by Secured Party to indicate the termination of the security interest created hereby.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Secured Party that the statements contained in the following paragraphs of this Section 2 are all true and correct immediately prior to the execution of the Note.

2.1 Title.  The Company owns all right, title and interest in and to the Collateral.

2.2 Right to Grant Interest.  The Company has the right to grant the security interest under this Agreement to Secured Party in the Collateral.

2.3 No Bankruptcy.  Company is not subject to any bankruptcy case or insolvency proceedings before any court in any jurisdiction.  In the ninety (90) days preceding the date of this Agreement, the Company has not received any threat from any third party to subject the Company to any involuntary bankruptcy or insolvency proceeding.

3. COVENANTS OF THE COMPANY.  So long as any of the Company Indebtedness to the Secured Party has not been fully satisfied, the Company covenants and agrees with the Secured Party that:

3.1 Payment of Indebtedness.  The Company will pay all Indebtedness when due under the Note;

3.2 Condition of Collateral.  The Company will maintain the Collateral in good condition and repair;

3.3 Further Assurances. The Company will execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests granted by this Agreement;

3.4 Taxes.  The Company will pay all taxes due and owing by the Company at such time as they become due.

3.5 No Sale or Transfer.  The Company will not to sell, offer to sell, or otherwise transfer the Collateral, except in the ordinary course of business;

3.6 Books and Records.  The Company will keep, in accordance with accounting principles consistently applied, complete and accurate books and records regarding all Collateral;

3.7 Inspection.  The Company will permit Secured Party and its designees at all reasonable times to inspect the Collateral and Debtor’s books and records relating to Collateral, and to audit and make copies or extracts from such books and records

4. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

4.1 General Remedies.  In the event of an occurrence of a default (as that term is defined in Section 5 of the Note), in addition to exercising any other rights or remedies the Secured Party may have under the Note, at law or in equity, or pursuant to the provisions of the Uniform Commercial Code, the Secured Party may, at its option, and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds; (ii) take possession of the Collateral wherever it may be found, using all reasonable means to do so, or require the Company to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to the Company; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against the Company for recovery on the Note or to obtain possession or effect a sale of the Collateral; (vi) exercise any rights and remedies of a Company under the Uniform Commercial Code; and/or (vii) offset, against any payment due from the Company to the Secured Party, the whole or any part of any Indebtedness of the Secured Party to the Company.

4.2 No Election of Remedies.  The election by the Secured Party of any right or remedy will not prevent the Secured Party from exercising any other right or remedy against the Company.

4.3 Proceeds.  If a default (as defined in Section 5 of the Note) occurs, all proceeds and payments with respect to the Collateral will be retained by the Secured Party (or if received by the Company will be held in trust and will be forthwith delivered by the Company to the Secured Party in the original form received, endorsed in blank) and held by the Secured Party as part of the Collateral or applied by the Secured Party to the payment of the Indebtedness.

4.4 Sales of Collateral.  Any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by or for the Secured Party as provided in the Uniform Commercial Code or under other applicable law.  The Company agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party may reasonably require in connection with any such sale or disposition.  The Secured Party will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released.  If any notice of a proposed sale, lease, license or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale, lease, license or other disposition.  The Secured Party agrees to give the Company ten (10) days’ prior written notice of any sale, lease, license or other disposition of Collateral (or any part thereof) by the Secured Party.

4.5 Application of Proceeds.  The proceeds of all sales and collections in respect of the Collateral, the application of which is not otherwise specifically herein provided for, will be applied as follows:  (i) first, to the payment of the costs and expenses of such sale or sales and collections and the actual attorneys’ fees and out-of-pocket expenses incurred by the Secured Party relating to costs of collection; (ii) second, any surplus then remaining will be applied to the payment of all unpaid principal under the Note; and (iii) third, any surplus then remaining will be paid to the Company.

5. GENERAL PROVISIONS.

5.1 Survival of Warranties.  The representations, warranties and covenants of the Company and the Secured Party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Secured Party or the Company, as the case may be.

5.2 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5.3 Governing Law.  This Agreement shall be governed by and construed under the internal laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada, without reference to principles of conflict of laws or choice of laws and, to the extent applicable, by federal law.

5.4 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5 Headings.  The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

5.6 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto, or, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

5.7 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.8 Further Assurances.  From and after the date of this Agreement, upon the request of the Secured Party or the Company, the Company and the Secured Party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

5.9           Waiver and Amendment.  Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party.  This Agreement may be amended only by an agreement in writing executed by the parties.

5.10           Delay or Omission.  No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this SECURITY AGREEMENT to be executed and delivered as of the date first above written.

SECURED PARTY:

/s/ John E. Friesen
JOHN E. FRIESEN

COMPANY:

AMERICAN PETRO-HUNTER, INC.

By:	/s/ Robert McIntosh Robert McIntosh Chief Executive Officer

EXHIBIT C
FORM OF COLLATERAL ASSIGNMENT OF ROYALTIES

COLLATERAL ASSIGNMENT OF ROYALTIES

THIS COLLATERAL ASSIGNMENT OF ROYALTIES (the “Assignment”) is made as of August 13, 2009 by American Petro-Hunter, Inc., a Nevada corporation (“Assignor”), in favor of John E. Friesen, an individual (“Assignee”).

RECITAL

A.           Pursuant to that certain Note Purchase Agreement dated as of the Effective Date (“Purchase Agreement”), Assignor and Assignee entered into a Secured Convertible Promissory Note dated as of the Effective Date (the “Note”) evidencing the Assignor’s obligation to repay the Assignee certain funds on the terms and conditions set forth in the Note.

B.           Assignor is the owner of a twenty-five percent (25%) working interest in the Poston Prospect #1 Lutters oil well located in Kansas, as evidenced by that certain Division Order, recorded in the Register of Deeds for Trego County, State of Kansas (the “Interest”).

C.           The parties have agreed that the Assignor’s obligations under such Note will be secured by the Assignor’s collateral assignment to the Assignee of the Interest, and to pay Assignor’s royalties from the Interest to Assignee, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Collateral Assignment.  Assignor hereby irrevocably grants, sells, assigns, transfers and sets over to Assignee all of the royalties, issues, profits, royalties, income and other benefits (collectively, the “Royalties”) derived from the Interest, together with all of Assignor's right, title and interest in the Interest, now or hereafter held by Assignor as security for the performance of the obligations of Assignor under the Note.

2.           Payment Rights.  Assignor hereby agrees to pay all of the Royalties in an amount not to exceed $7,500 per month to Assignee, and retain any Royalties in excess of $7,500 per month.

3.           Termination of Assignment.  Unless Assignor is in default under the terms of the Purchase Agreement or Note, this Assignment shall terminate upon the earlier of August 13, 2010 or the earlier repayment in full of all unpaid interest and principal under the Note.

4.           Priority of Assignment; Further Assurances.  Assignor hereby represents and warrants that the assignment of Royalties hereby granted is a first priority assignment and that no other assignments of all or any portion of the Royalties or the Interest exists or remains outstanding.  Assignor agrees to take such action and to execute, deliver and record such documents as may be reasonably necessary to evidence such assignment, to establish the priority thereof and to carry out the intent and purpose hereof.

5.           Acknowledgment.  The Assignor and Assignee acknowledge that the only terms and conditions upon which the Royalties are to be paid are as set forth in this Agreement.  Any dispute with respect to the Royalties shall be resolved by Assignor and Assignee pursuant to the terms of the Purchase Agreement.

6.           Successors and Assigns.  The provisions of this Assignment shall be binding upon Assignor, its legal representatives, successors or assigns and shall be for the benefit of Assignee, its successors and assigns.

7.           Notices.  Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed.  Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision.  Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.

8.           Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Nevada.

9.           Counterparts.  This Assignment may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument with the same effect as if all parties had signed the same signature page.  Any signature page of this Assignment may be detached from any counterpart of this Assignment and reattached to any other counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.

10.           Severability.  If any term of this Assignment, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

11.           Amendments.  This Assignment may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any such amendment, modification, change or waiver is sought.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its representative thereunto duly authorized as of the date first above written.

ASSIGNEE:

/s/ John E. Friesen
JOHN E. FRIESEN

Address: ____________________________
___________________________________

ASSIGNOR:

AMERICAN PETRO-HUNTER, INC.

By:	/s/ Robert McIntosh Robert McIntosh Chief Executive Officer

Address:	17470 North Pacesetter Way Scottsdale, AZ 85255

EXHIBIT D
FORM OF WARRANT

12

Exhibit D

THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT.

August 13, 2009	1,428,571 Warrants Warrant Certificate: 20090625

WARRANT
TO PURCHASE COMMON STOCK
OF
AMERICAN PETRO-HUNTER INC.
(Void after August 13, 2011)

1. Issuance of Warrant.  FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from American Petro-Hunter Inc., a Nevada corporation (the “Company”), at any time during the Exercise Period (as defined below), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this “Warrant”) pursuant to Section 6 hereof.

2. Definitions.  As used in this Warrant, the following terms have the definitions ascribed to them below:

(a) “Commencement Date” means August 13, 2009.

(b) “Common Stock” means the Common Stock, $0.001 par value, of the Company.

(c)  “Exercise Period” means the period commencing on the Commencement Date and ending at 5:00 p.m. Pacific Standard Time on the Termination Date (as defined below); provided, however, the Exercise Period shall end and this Warrant shall no longer be exercisable and shall become null and void (except the right to receive the securities and property to which the Holder is entitled by virtue of exercising or converting this Warrant in connection with any Termination Event) upon consummation of any of the following (each, a “Termination Event”): (i) the lease of all or substantially all of the assets of the Company or the exclusive license of all or substantially all of the Company’s intellectual property to a third party, (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, but excluding any merger or conversion effected exclusively for the purpose of changing the domicile of the Company), or (iii) the sale, conveyance or disposal of all or substantially all of the assets of the Company, unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.  Notwithstanding anything to the contrary herein, this Warrant shall continue in full force and effect until the Termination Date unless (y) no less than thirty (30) days prior to any Termination Event, the Company shall have given the Holder notice of such Termination Event, which notice shall include a reasonably detailed description of the terms of such Termination Event, and (z) the Company shall have given the Holder a reasonable opportunity to exercise or convert this Warrant.

(d) “Holder” means John E. Friesen or his assigns.

(e) “Termination Date” means August 13, 2011.

(f) “Warrant Price” means $0.50 per warrant share.

(g) “Warrant Stock” means the shares of Common Stock purchasable upon exercise of this Warrant or issuable upon conversion of this Warrant.  The total number of shares of Warrant Stock to be issued upon the exercise of this Warrant shall be 1,428,571; provided, however, such number shall be subject to adjustment as described in Section 3 hereof.

3. Adjustments and Notices.  The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a) Subdivision, Stock Dividends or Combinations.  In case the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.  When any adjustment is required to be made to the Warrant Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.  The provisions of this Section 3(a) shall similarly apply to successive subdivisions and combinations.

(b) Reclassification, Exchange, Substitution, In-Kind Distribution.  Upon any reclassifications, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend.  The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property.  The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c) Certificate of Adjustment.  In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate executed by the Company’s Chief Financial Officer showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder.

(d) No Impairment.  The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.

(e) Fractional Shares.  No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded to the nearest whole share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

4. Reservation of Stock.  On and after the Commencement Date, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant.  Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

5. Exercise of Warrant.  This Warrant may be exercised as a whole or part by the Holder, at any time after the date hereof prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and delivered to  the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise.  If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

6. Transfer of Warrant.  Notwithstanding anything to the contrary herein, subject to applicable securities laws, this Warrant may be transferred or assigned in whole or in part by the Holder, and the Company shall permit such transfer or assignment to an affiliate of the Holder.

7. Termination.  This Warrant shall terminate at 5:00 p.m. Pacific Standard Time on the Termination Date, subject to earlier termination as set forth in Section 2(d) hereof.

8. Miscellaneous.  This Warrant shall be governed by the laws of the State of Nevada, as such laws are applied to contracts to be entered into and performed entirely in Nevada. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Nevada for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.

AMERICAN PETRO-HUNTER INC.

/s/ Robert McIntosh
Authorized Signature

Robert McIntosh
Name

Chief Executive Officer
Title

ATTACHMENT 1

NOTICE OF EXERCISE

TO:           ___________________

1. The undersigned hereby elects to purchase _______________ shares of the Warrant Stock pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

_____________________________________
(Name)

_____________________________________
(Address)

_____________________________________ (Date)	___________________________________ (Name of Warrant Holder)

___________________________________ (Signature) ___________________________________ (Title)

ATTACHMENT 2

INVESTMENT REPRESENTATION STATEMENT

Shares of Common Stock of American Petro-Hunter, Inc., a Nevada corporation (the “Company”)

In connection with the purchase of the above-listed securities, the undersigned hereby represents to the Company as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, other than to its affiliates, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.  By executing this statement, the undersigned further represents that it does not, other than in connection with transfers to its affiliates, have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until the undersigned provides, at the Company’s request, an opinion of counsel reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act and the securities laws applicable with respect to any other applicable jurisdiction. Notwithstanding the foregoing, no opinion of counsel shall be necessary and such transfer or assignment by the undersigned shall be permitted (a) if such transfer or assignment is to an affiliate of the undersigned or (b) if the Company becomes the subject of foreign ownership, control or influence and such transfer or assignment is to a charitable organization.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment.  The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company

(e) The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

Dated:________________________
_______________________________________ (Typed or Printed Name)
___________________________________ (Signature) ___________________________________ (Title)

ANNEX I
RISK FACTORS

The risks described below are the ones the Company believes are the most important for the Purchaser to consider, although these risks are not the only ones that the Company faces. If events anticipated by any of the following risks actually occur, the Company’s business, operating results or financial condition could suffer and the trading price of the Company’s common stock could decline.  As used below, “we,” “us” and “our” refer to American Petro-Hunter Inc., which is also sometimes referred to as the “Company.”

Risks Relating to Our Business

The duration or severity of the current global economic downturn and disruptions in the financial markets, and their impact on our company, are uncertain.

The oil and gas industry generally is highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences. The recent global economic downturn, coupled with the global financial and credit market disruptions, have had a historic negative impact on the oil and gas industry. These events have contributed to an unprecedented decline in crude oil and natural gas prices, weak end markets, a sharp drop in demand, increased global inventories, and higher costs of borrowing and/or diminished credit availability. While we believe that the long-term prospects for oil and gas remain bright, we are unable to predict the duration or severity of the current global economic and financial crisis. There can be no assurance that any actions we may take in response to further deterioration in economic and financial conditions, will be sufficient. A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition or results of operations.

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We have incurred net losses and other comprehensive losses of $3,681,022 for the period from January 24, 1996 (inception) to March 31, 2009. We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to initiate our oil and gas exploration activities, and to take advantage of any available business opportunities. Historically, we have financed our expenditures primarily with proceeds from the sale of debt and equity securities, and bridge loans from our officers and stockholders. In order to meet our obligations or acquire an operating business, we will have to raise additional funds. Obtaining additional financing will be subject to market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to further our operations, implementation of our business plan may fail or be delayed.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing ..

In their report dated April 15, 2009, our independent auditors stated that our financial statements for the fiscal year ended December 31, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have a limited operating history and if we are not successful in growing our business, then we may have to scale back or even cease our ongoing business operations ..

We have yet to generate positive earnings from our current business strategy and there can be no assurance that we will ever operate profitably. Our company has a limited operating history in the business of oil and gas exploration and must be considered in the development stage. Our success is significantly dependent on a successful acquisition and exploration activities. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time-consuming, difficult and costly for us.

It may be time consuming, difficult and costly for us to maintain, improve and implement our internal controls and reporting procedures policy as required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to further develop and implement appropriate internal controls and reporting procedures as we grow our business. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain, and this would impact our ability to comply with SEC regulations governing public companies.

Risks Related to our Oil and Gas Exploration

If we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to execute on our business plan.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Even if we are able to discover and produce oil or natural gas, the potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Inherent risk in drilling

Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil and gas reservoirs. The wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in those wells. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that crude or natural gas is present or may be produced economically. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	mechanical difficulties, such as lost or stuck oil field drilling and service tools;

•	fires, explosions, blowouts and surface cratering;

•	uncontrollable flows of oil and formation water;

•	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;

•	other adverse weather conditions; and

•	increase in the cost of, or shortages or delays in the availability of, drilling rigs and equipment.

Certain future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

Our oil and gas operations involve substantial costs and are subject to various economic risks.

Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. The cost and length of time necessary to produce any reserves may be such that it will not be economically viable. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. We also face the risk that the oil and gas reserves may be less than anticipated, that we will not have sufficient funds to successfully drill on the property, that we will not be able to market the oil and gas due to a lack of a market and that fluctuations in the prices of oil will make development of those leases uneconomical. This could result in a total loss of our investment.

A substantial or extended decline in oil and gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations as well as our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.

 Any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors beyond our control. Those factors include:

•	the domestic and foreign supply of oil and natural gas;

•	the ability of members of the Organization of Petroleum Exporting Countries and other producing countries to agree upon and maintain oil prices and production levels;

•	political instability, armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions;

•	the level of consumer product demand;

•	the growth of consumer product demand in emerging markets, such as China and India;

•	weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas;

•	domestic and foreign governmental regulations and other actions;

•	the price and availability of alternative fuels;

•	the price of foreign imports;

•	the availability of liquid natural gas imports; and

•	worldwide economic conditions.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil we can produce economically, if any. A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring viable leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company .

Oil and gas operations are subject to country-specific federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to country-specific federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted and no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. As a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services and equipment has risen, and the costs of these services and equipment are increasing. If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in Wyoming, we could be materially and adversely affected because our operations and properties are concentrated in Wyoming.

We depend on the skill, ability and decisions of third party operators to a significant extent.

The success of the drilling, development and production of the oil properties in which we have or expect to have a working interest is substantially dependent upon the decisions of such third-party operators and their diligence to comply with various laws, rules and regulations affecting such properties. The failure of any third-party operator to make decisions, perform their services, discharge their obligations, deal with regulatory agencies, and comply with laws, rules and regulations, including environmental laws and regulations in a proper manner with respect to properties in which we have an interest could result in material adverse consequences to our interest in such properties, including substantial penalties and compliance costs. Such adverse consequences could result in substantial liabilities to us or reduce the value of our properties, which could negatively affect our results of operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuation of our operations.

In general, our future exploration and production activities are subject to certain country-specific federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we will be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of U.S. state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. We believe that our current operations comply, in all material respects, with all applicable environmental regulations.

Risks Related to our Common Stock

Our common stock may be subject to the penny stock rules which may make it more difficult to sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price, as defined, less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors such as, institutions with assets in excess of $5,000,000 or an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his or her spouse. For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser’s written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also affect the ability of our stockholders to sell their shares in the secondary market.

Our management and stockholders may lose control of the Company as a result of a merger or acquisition.

We may consider an acquisition in which we would issue as consideration for the business opportunity to be acquired an amount of our authorized but unissued common stock that would, upon issuance, represent the great majority of the voting power and equity of the Company. As a result, the acquiring company's stockholders and management would control the Company, and our current management may be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership of the Company by its current stockholders.

We have historically not paid dividends and do not intend to pay dividends.

We have historically not paid dividends to our stockholders and management does not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future. We intend to retain future earnings, if any, for use in the operation and expansion of our business.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.
Although our common stock is quoted on the OTCBB under the symbol “AAPH,” there is a limited public market for our common stock. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.